Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-220046 on Form S-11 of our reports dated:

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February 27, 2015 related to the statement of revenues and certain operating expenses of 2819 Loker Avenue East, an industrial building located in Carlsbad, California, for the year ended December 31, 2013, appearing in the Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2015,

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May 15, 2015 related to the statement of revenues and certain operating expenses of Bishop’s Square, a Class A office building located in Dublin, Ireland, for the year ended December 31, 2014, appearing in the Current Report on Form 8-K/A filed with the SEC on May 15, 2015,

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April 11, 2016 related to the statement of revenues and certain operating expenses of the Domain Apartments, a multi-family community located in Las Vegas, Nevada, for the year ended December 31, 2015, appearing in the Current Report on Form 8-K/A filed with the SEC on April 11, 2016,

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September 20, 2016 related to the statement of revenues and certain operating expenses of Cottonwood Corporate Center, a four-building, Class-A office project located in Cottonwood Heights, Utah, a submarket of Salt Lake City, Utah, for the year ended December 31, 2015, appearing in the Current Report on Form 8-K/A filed with the SEC on September 20, 2016,

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November 3, 2016 related to the statement of revenues and certain operating expenses of Goodyear Crossing II, a Class-A industrial warehouse located in Goodyear, Arizona, a submarket of Phoenix, Arizona, for the year ended December 31, 2015, appearing in the Current Report on Form 8-K/A filed with the SEC on November 3, 2016, and

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March 23, 2017 related to the statement of revenues and certain operating expenses of Rookwood Commons and Rookwood Pavilion, two contiguous shopping centers located in Cincinnati, Ohio, for the year ended December 31, 2016, appearing in the Current Report on Form 8-K/A filed with the SEC on March 23, 2017

(which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas
December 1, 2017